UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2004

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Page Mill Road, Palo Alto, California	94306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 752-5000

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 16, 2004, the Compensation Committee of the Board adopted the Agilent Technologies, Inc. 2005 Deferred Compensation Plan, effective as of November 1, 2004 (the “Plan”), as a continuation of the Agilent Technologies, Inc. Deferred Compensation Plan. The Plan provides executive officers and other eligible highly compensated employees with the opportunity to enter into agreements to defer specified percentages of their cash compensation derived from base salary, bonus awards, and/or from long-term performance plan (“LTPP”) awards. The plan year is the calendar year. Participants may elect that distribution of deferred amounts be paid in the form of either a lump sum or in annual installments. Distributions occur upon termination of service or upon such other dates that may be elected by the participant in accordance with the terms of the Plan. Deferrals are adjusted for gain or loss based on the performance of one or more investment options selected by the participant from among investment funds chosen by the Compensation Committee. Deferred amounts attributable to LTPP awards are deemed invested in shares of common stock of the Company. Agilent in its sole discretion may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that no such action may reduce amounts credited to deferral accounts, and such accounts will continue to be owed to the participants or beneficiaries and will continue to be a liability of Agilent.

On November 16, 2004, the Compensation Committee of the Board adopted the Agilent Technologies, Inc. 2005 Deferred Compensation Plan for Non-Employee Directors (the “Director Plan”) as a continuation of the Agilent Technologies, Inc. Deferred Compensation Plan for Non-Employee Directors. The Director Plan provides Board members who are not employees of the Company the opportunity to enter into agreements to defer specified percentages or dollar amounts of their cash retainers and/or committee fees. The plan year is the one-year period beginning on March 1 and ending on the next subsequent February 28, or February 29, as the case may be. Deferral accounts are credited solely with shares of common stock of the Company. Participants may elect that distributions of the shares be paid in either a lump sum or in annual installments. Distributions occur upon termination of service or upon such other dates that may be elected by the participant in accordance with the terms of the Director Plan. Agilent in its sole discretion may suspend or terminate the Director Plan or revise or amend it in any respect whatsoever; provided, however, that no such action may reduce amounts credited to deferral accounts, and such accounts will continue to be owed to the participants or beneficiaries and will continue to be a liability of Agilent.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following are filed as exhibits to this report:

10.1:	Agilent Technologies, Inc. 2005 Deferred Compensation Plan.

10.2:	Agilent Technologies, Inc. 2005 Deferred Compensation Plan for Non-Employee Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ D. CRAIG NORDLUND
Name:	D. Craig Nordlund
Title:	Senior Vice President, General Counsel and Secretary

Date: November 19, 2004

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agilent Technologies, Inc. 2005 Deferred Compensation Plan.

10.2	Agilent Technologies, Inc. 2005 Deferred Compensation Plan for Non-Employee Directors.